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                                                                      EXHIBIT 5

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

           TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                  May 19, 2000


PROVANT, Inc.
67 Batterymarch Street, Suite 400
Boston, MA  02110

Gentlemen/Ladies:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which PROVANT, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 1,250,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Company's 1998 Equity Incentive Plan, as amended to date, and 1,000,000 shares of Common Stock issuable pursuant to the Company's 1998 Non-Qualified Stock Option Plan, as amended to date (together, the "Plans"), and (ii) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We have acted as legal counsel for the Company in connection with adoption of the Plans, are familiar with the Company's Certificate of Incorporation and By-laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When paid for and issued in compliance with the terms of the Plans, and in compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended through the dates of any such issuances, the 2,250,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

         2. The indeterminate number of additional shares of Common Stock which may become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the
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Plans and in compliance with the applicable provisions of law and of the
Company's Certificate of Incorporation and By-laws, both as amended through the dates of any such issuances, will be duly and validly issued, fully paid and non-assessable.

        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                     Very truly yours,

                                     /s/ Nutter, McClennen & Fish, LLP

                                     Nutter, McClennen & Fish, LLP


JED/MLB


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